Exhibit 99.3

    Form of Notice of Grant and Option Agreement for Independent
Directors.

                                                        INITIAL GRANT

                THE NEWHALL LAND AND FARMING COMPANY
               NOTICE OF GRANT OF INDEPENDENT DIRECTOR
                           AUTOMATIC OPTION

Notice is hereby given of the following option (the "Option") to purchase depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") which has been granted pursuant to the automatic option grant program in effect under the Partnership's 1995 Option/Award Plan (the "Plan"):

          OPTIONEE: _________________________________________________

          GRANT DATE:     ___________________________________________

          NUMBER OF OPTIONED DEPOSITARY UNITS:  _____________________

          TYPE OF OPTION:  Non-Statutory Option

          EXERCISE PRICE PER DEPOSITARY UNIT:  $_____________________

          EXPIRATION DATE:  _________________________________________

          EXERCISE SCHEDULE: The Option is exercisable immediately upon grant.

Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan governing automatic option grants to Board members. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Automatic Option Agreement attached hereto as Exhibit A, dated
_______________________________.   Optionee should keep a copy of the
attached Agreement for reference, since no new Agreement will be distributed with subsequent Notices of Grant unless the material provisions of the Plan or Agreement change.

DATED: ____________________, ______

                          THE NEWHALL LAND AND FARMING COMPANY
                          (a California Limited Partnership)

                          By: _______________________________________

                          Title: ____________________________________


                          __________________________________________
                          OPTIONEE

                          Address: __________________________________

                          ___________________________________________


                                 1.

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                                                     SUBSEQUENT GRANT


                THE NEWHALL LAND AND FARMING COMPANY
               NOTICE OF GRANT OF INDEPENDENT DIRECTOR
                           AUTOMATIC OPTION

Notice is hereby given of the following option (the "Option") to purchase depositary units of The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") which has been granted pursuant to the automatic option grant program in effect under the Partnership's 1995 Option/Award Plan (the "Plan"):

          OPTIONEE:       ___________________________________________

          GRANT DATE:     ___________________________________________

          NUMBER OF OPTIONED DEPOSITARY UNITS:  _____________________

          TYPE OF OPTION:  Non-Statutory Option

          EXERCISE PRICE PER DEPOSITARY UNIT:  $_____________________

          EXPIRATION DATE:  _________________________________________

          EXERCISE SCHEDULE:  The Option is exercisable immediately.

Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms and conditions of the Plan governing automatic option grants to Board members. Optionee further agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Option as set forth in the Automatic Option Agreement dated ____________________________ distributed with the Initial Notice of Grant.

DATED: ____________________, ______

                          THE NEWHALL LAND AND FARMING COMPANY
                          (a California Limited Partnership)

                          By: _______________________________________

                          Title: ____________________________________


                          __________________________________________
                          OPTIONEE

                          Address: __________________________________

                          ___________________________________________

                                 1.

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I designate the following beneficiary(ies):

___________________________________ Relationship:  __________________

Address:  ___________________________________________________________

          ___________________________________________________________


                                 2.

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                                                            EXHIBIT A



                THE NEWHALL LAND AND FARMING COMPANY
                     AUTOMATIC OPTION AGREEMENT

                   DATED:_________________________


     A. The Newhall Land and Farming Company ("Partnership") has implemented an automatic option grant program under The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan"), pursuant to which special option grants are to be made to eligible members of the Board of Directors of the managing general partner or its managing general partner, at periodic intervals over their period of Board service in order to encourage such individuals to remain in the Partnership's service.

     B. Optionee is an eligible member of the Board and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of an option to purchase depositary units of the Partnership.

     C. The granted option is intended to be a nonstatutory option which does not meet the requirements of Section 422 of the Internal Revenue Code and is designed to provide Optionee with a meaningful incentive to continue to serve as a member of the Board.

     D. Except as indicated otherwise, all capitalized terms shall have the meaning assigned to those terms in the Plan.

          1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, the Partnership hereby grants to Optionee, as of the date of grant (the "Grant Date") specified in the accompanying Notice of Grant of Independent Director Automatic Option (the "Grant Notice"), an option to purchase up to that number of depositary units as is specified in the Grant Notice. The option shall be exercisable and the depositary units purchasable from time to time during the option term at the price per depositary unit (the "Exercise Price") specified in the Grant Notice.

          2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the Expiration Date specified in the Grant
Notice, unless sooner terminated under Paragraph 5.

          3. LIMITED TRANSFERABILITY. During the lifetime of Optionee, this option will be exercisable only by Optionee and will not be assignable or transferable by Optionee otherwise than by will or by the laws of descent and distribution following Optionee's death. However, an option may permit Optionee to designate a beneficiary who may exercise the option or receive compensation under the option after Optionee's death.


                                 1.

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          4.   DATE OF EXERCISE.  This option is exercisable
immediately upon grant.

          5. CESSATION OF BOARD SERVICE. Should Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

               a. Should Optionee cease to serve as a Board member for any reason (other than death) while holding this option, then the option shall be exercisable for a three (3)-month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable after the Expiration Date. Upon the earlier of (i) the expiration of such three (3)-month period or (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable.

               b. Should Optionee die while serving as a Board member (or within the three (3)-month period following cessation of Board service) while holding this option, then the designated beneficiary, or, if no beneficiary is designated, Optionee's estate or heirs shall have the right to exercise this option for any or all of the depositary units for which the option is exercisable at the time of Optionee's death. Such right of exercise shall terminate, and this option shall accordingly cease to be exercisable for such depositary units, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (ii) the specified Expiration Date.

               c. Should Optionee retire after serving as a Board member while holding this option, the option may be exercised within
thirty-six (36) months of the date of "retirement."   For purposes of
this section, Optionee's date of "retirement" will be the first day Optionee ceases to serve as an Independent Director after serving as an Independent Director for at least five (5) years.

          6.   MANNER OF EXERCISING OPTION.

               a. In order to exercise this option with respect to all or any part of the depositary units for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's designated beneficiary, executor, administrator, heir or legatee, as the case may be) must take the following actions:

                    (i)  Deliver to the Secretary of Newhall
Management Corporation an executed notice of exercise in substantially the form of Exhibit I to this Agreement (the "Exercise Notice") in which there is specified the number of depositary units which are to be purchased under the exercised option.


                                 2.

                    (ii) Pay the aggregate Exercise Price for the purchased depositary units in cash or in depositary units that the optionee has held for the requisite period to avoid a charge to earnings. Payment may also be made by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Partnership the amount of sale or loan proceeds to pay the option price.

                    (iii)  Furnish to the Partnership appropriate
documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

               b. Except to the extent the sale and remittance procedure specified above is utilized in connection with the option exercise, payment of the Exercise Price for the purchased depositary units must accompany the Exercise Notice.

               c. As soon as practical after receipt of the Exercise Notice, the Partnership shall mail or deliver to or on behalf of Optionee (or any other person or persons exercising this option in accordance herewith) a depositary receipt representing the purchased depositary units.

               d. In no event may this option be exercised for any fractional depositary units.

          7. UNITHOLDER RIGHTS. Optionee shall not have any of the rights of a unitholder with respect to the depositary units until Optionee shall have exercised this option and paid the Exercise Price for the purchased depositary units.

          8. NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Partnership to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Partnership or the unitholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          9. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of the depositary units upon such exercise shall be subject to compliance by the Partnership and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Partnership's depositary units may be listed at the time of such exercise and issuance.

          10. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the Partnership's successors and assigns.

                                 3.

          11. DISCHARGE OF LIABILITY. The inability of the Partnership to obtain approval from any regulatory body having authority deemed by the Partnership to be necessary to the lawful issuance and sale of any depositary units pursuant to this option shall relieve the Partnership of any liability with respect to the non-issuance or sale of the depositary units as to which such approval shall not have been obtained. However, the Partnership shall use its best efforts to obtain all such applicable approvals.

          12. NOTICES. Any notice required to be given or delivered to the Partnership under the terms of this Agreement shall be in writing and addressed to the Partnership in care of the Corporate Secretary of Newhall Management Corporation, 23823 Valencia Boulevard, Valencia, CA 91355. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          13. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, including the automatic option grant provisions of Article Three of the Plan. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

          14. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Partnership and its successors and assigns and Optionee and Optionee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.



                                 4.

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                              EXHIBIT I
                    NOTICE OF EXERCISE OF OPTION

          I hereby notify The Newhall Land and Farming Company (a California Limited Partnership) (the "Partnership") that I elect to purchase ________ depositary units of the Partnership (the "Purchased Depositary Units") at the option exercise price of $__________ per depositary unit (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Partnership's 1995 Option/Award Plan on ____________________, _______.

          Concurrently with the delivery of this Exercise Notice to the Secretary of Newhall Management Corporation, I shall hereby pay to the Partnership the Exercise Price for the Purchased Depositary Units in accordance with the provisions of my agreement with the Partnership evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect the payment of the Exercise Price for the Purchased Depositary Units.


____________________, _________
Date


                               ______________________________________
                               Optionee

                               Address: _____________________________

                               ______________________________________

Print name in exact manner
it is to appear on the
depositary receipt:  ________________________________________________

Address to which depositary
receipt is to be sent, if different
from address above:  ________________________________________________

              _______________________________________________________


Social Security Number:  ____________________________________________